Exhibit 5








                                                        October 2, 1998


Compu-DAWN, Inc.
77 Spruce Street
Cedarhurst, NY 11516

          Re:  Compu-DAWN, Inc. Registration Statement on Form S-3

Gentlemen:

     In our capacity as counsel to Compu-DAWN, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") being filed contemporaneously by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering 1,932,517 shares of Common Stock, $.01 par value, of the Company which are either (i) issuable by the Company to certain entities upon the conversion of shares of Series A Convertible Preferred Stock, $.01 par value, of the Company (the "Series A Preferred Shares") and shares of Series B Convertible Preferred Stock, $.01 par value, of the Company (the "Series B Preferred Shares") and the exercise of certain warrants (the "Issuable Shares") and are being registered for resale by such entities; or (ii) shares of issued and outstanding Common Stock, $.01 par value, of the Company (the "Outstanding Shares") which are owned by certain persons and are being registered for resale by such persons. The Issuable Shares and the Outstanding Shares are collectively referred to herein as the "Shares".

     In connection with our opinion, we have examined the Certificate of Incorporation and By-Laws of the Company, each as amended, the Registration Statement, and certain agreements entered into, and warrants issued, by the Company in connection with the issuance of the Shares. We are also familiar with proceedings of the Board of Directors of the Company, or otherwise have relied upon representations made by officers of the Company, relating to the authorization of the issuance of the Shares. We have also examined such other instruments and documents as we deemed relevant under the circumstances.

     For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity



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to the  originals  of all  documents  Compu-DAWN,  Inc.  October  2, 1998 Page 2 submitted as certified, photostatic or facsimile copies and the authenticity of the originals, (iii) the legal capacity of natural persons, (iv) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof and (v) the conformity to the proceedings of
the  Board  of   Directors   of  all  minutes  of  such   proceedings   and  all
representations, oral and written, made by officers of the Company with respect thereto. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon and subject to the foregoing, including the assumptions made, we are of the opinion that (i) the Outstanding Shares were duly and validly authorized and issued and are fully paid and nonassessable shares of Common Stock, $.01 par value, of the Company, and (ii) the Issuable Shares will be, upon issuance in accordance with the terms of the respective Series A Preferred Shares, Series B Preferred Shares and warrants, duly and validly authorized and issued, fully paid and nonassessable shares of Common Stock, $.01 par value, of the Company.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

     This opinion is as of the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in any of the matters set forth herein.

     We are rendering this opinion only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     This opinion is for your exclusive use only and is to be utilized and relied upon only in connection with the matters expressly set forth herein.


                                         Very truly yours,

                                         /s/ Certilman Balin Adler & Hyman, LLP
                                         --------------------------------------
                                         CERTILMAN BALIN ADLER & HYMAN, LLP


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